Exhibit 10.1

AMENDMENT TO PURCHASE AND SALE AGREEMENT

AND JOINT ESCROW INSTRUCTIONS

THIS AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (“Amendment”) is entered into as of the 10th day of June, 2015, by and between BANC OF CALIFORNIA, a National Association Successor-in-interest to The Private Bank of California, a California corporation (“Seller”) and VF OUTDOOR, INC., a Delaware corporation (“Buyer”). Buyer and Seller are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, Buyer and Seller entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated for reference purposes as of May 19, 2015, with an Effective Date of May 22, 2015 (the “Purchase Agreement”), related to the purchase and sale of real property more particularly described in the Purchase Agreement (the “Property”); and

WHEREAS, Buyer and Seller desire to amend certain terms of the Purchase Agreement pursuant to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

1. Capitalized Terms. Initially capitalized terms used but not otherwise defined herein shall have the meanings respectively given to such terms in the Purchase Agreement.

2. Extension of Due Diligence Period for Certain Due Diligence Investigations. The Due Diligence Period shall be extended from Wednesday, June 10, 2015 until Monday, June 15, 2015, 5:00 p.m. Pacific Daylight Time for the following due diligence investigations only (collectively, “Buyer’s Reserved Due Diligence Investigations”): HVAC and mechanical systems and roof systems.

3. Extension of Buyer’s Examination of Title and Survey. The Title Approval Period for Buyer’s examination of title and survey shall be extended from Wednesday, June 10, 2015 until Monday, June 15, 2015, 5:00 p.m. Pacific Daylight Time.

4. Buyer’s Unconditional Approval Notice. Except with respect to Buyer’s Reserved Due Diligence Investigations and Buyer’s right to review and approve or disapprove Buyer’s examination of title and survey matters with respect to the Property, this Amendment shall serve as Buyer’s Unconditional Approval Notice in connection with all other due diligence matters and investigations for and related to the purchase of the Property (collectively, the “Approved Due Diligence Investigations”). Accordingly, Buyer shall have no further right to terminate the Purchase Agreement pursuant to Sections 4.1.3, 4.1.4, 4.1.5 and 4.2 of the Agreement with respect to the Approved Due Diligence Investigations; provided, however, that nothing herein shall waive (or be deemed to waive) (a) Buyer’s right to terminate the Purchase

1588 South Coast Drive, Costa Mesa, CA –Amendment to PSA

Agreement on or before the expiration of the extended Due Diligence Period (i.e., 5:00 p.m. PDT on June 15, 2015) if Buyer disapproves, in its sole and absolute discretion, any aspect of Buyer’s Reserved Due Diligence Investigations, or (b) Buyer’s right to terminate the Purchase Agreement on or before the expiration of the extended Title Approval Period (i.e., 5:00 p.m. PDT on June 15, 2015) if Buyer disapproves, in its sole and absolute discretion, any aspect of Buyer’s examination of title and survey matters with respect to the Property, or (c) any of Buyer’s conditions to Closing expressly set forth in Section 7.1 of the Purchase Agreement, all of which rights shall be retained by Buyer. If Buyer waives the conditions set forth in Section 2 and in Section 3 above of this Amendment, Buyer shall deposit the Additional Deposit with Escrow Holder in accordance with the provisions of Section 2.2.1(b) of the Purchase Agreement (i.e., within one (1) business days following the waiver of Buyer’s Reserved Due Diligence Investigations and examination of title and survey matters).

5. No Other Modification. Except as expressly provided herein, nothing in this Amendment shall alter or affect any provision, condition or covenant contained in the Purchase Agreement, or affect or impair any obligations, rights, powers or remedies of the Parties, it being the intent of the Parties hereto that the provisions of the Purchase Agreement shall continue in full force and effect except as expressly modified herein.

6. Miscellaneous. All of the recitals in this Amendment are hereby incorporated as agreements of the Parties. In the event any inconsistencies exist between the terms of this Amendment and the Purchase Agreement, this Amendment shall control.

7. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Parties and their legal representatives, successors and permitted assigns pursuant to Section 31 of the Purchase Agreement.

8. Counterparts. This Amendment may be executed and delivered in two or more counterparts (with all counterparts together reflecting the signatures of all parties hereto), each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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1588 South Coast Drive, Costa Mesa, CA –Amendment to PSA

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year aforesaid.

SELLER:

BANC OF CALIFORNIA, a National Association

By:	/s/ STEVEN SUGARMAN
Name:	Steven Sugarman
Title:	President and Chief Executive Officer

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

SIGNATURE PAGE TO AMENDMENT TO PURCHASE AND SALE AGREEMENT

AND JOINT ESCROW INSTRUCTIONS

1588 South Coast Drive, Costa Mesa, CA – Amendment to PSA

BUYER:

VF OUTDOOR, INC.,
a Delaware corporation

By:	/s/ JENNIFER SIM
Name:	Jennifer Sim
Title:	Vice President and General Counsel

[END OF SIGNATURES]

SIGNATURE PAGE TO AMENDMENT TO PURCHASE AND SALE AGREEMENT

AND JOINT ESCROW INSTRUCTIONS

1588 South Coast Drive, Costa Mesa, CA - Amendment to PSA